Exhibit 99.3

FORM OF

REVOCABLE PROXY OF CALNET BUSINESS BANK, NATIONAL ASSOCIATION
SPECIAL MEETING OF STOCKHOLDERS
               , 2006

The undersigned stockholder of Calnet Business Bank, National Association (“Calnet”) hereby appoints                              and                         , and each of them (with full power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock held of record by the undersigned on                       , 2005, at the Special Meeting of Stockholders of Calnet (the “Special Meeting”) to be held at Calnet’s headquarters, located at 1565 Exposition Blvd., Suite 100, Sacramento, California on                         , 2006, at     :00     .m., Pacific Time, and at any and all adjournments of such Special Meeting, as follows:

		FOR	AGAINST	ABSTAIN

1.	Proposal to approve and adopt the Agreement and Plan of Merger dated as of October 20, 2005, among Commercial Capital Bancorp, Inc., Commercial Capital Bank, FSB and Calnet.	☐	☐	☐

2.

Proposal to grant discretionary authority to the persons named above as proxies to vote to adjourn the Special Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve and adopt the Agreement and Plan of Merger.

		☐	☐	☐

The Board of Directors recommends a vote “FOR” the proposal to approve the Agreement and Plan of Merger and “FOR” the proposal to grant discretionary authority to adjourn the Special Meeting if necessary for the purpose of soliciting additional proxies.

THIS PROXY IS IRREVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.  IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof, and after notifying the Secretary of Calnet prior to the time of voting at the Special Meeting of the undersigned’s decision to revoke this proxy, then the power of said attorneys and proxies shall be deemed revoke and of no further force and effect.

The undersigned acknowledges receipt from Calnet prior to the execution of this proxy of the Notice of Special Meeting of Stockholders and the Proxy Statement/ Prospectus dated                 , 2006.

(Sign on reverse side)

PRINT NAME OF STOCKHOLDER(S)	PRINT NAME OF STOCKHOLDER(S)
(As it appears on Stock Certificate)	(As it appears on Stock Certificate)

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

No. of Shares Owned:	Dated:	, 2006

*        *        *        *        *

Please sign exactly as your name appears on this proxy form and complete the number of shares owned.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder must sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS FORM OF PROXY
IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE.